Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We have issued our report dated December 23, 2009, with respect to the combined financial statements of Turnpike Global Technologies, Inc. and Turnpike Global Technologies LLC, included in Amendment 1 to the Current Report on Form 8-K of XATA Corporation. We hereby consent to the incorporation by reference of said report in the Registration Statements of XATA Corporation on Forms S-8 (File Nos. 333-158785, 333-140741, 333-132247, 333-113025, 333-85584, 333-59214, 333-28337, 333-03670, 33-94006, 33-89222 and 33-74148) and Forms S-3 (File Nos. 333-158776, 333-145279, 333-132246, 333-113016, 333-111798, 333-111797, and 333-82905).

/s/ Grant Thornton LLP

Minneapolis, Minnesota January 26, 2010